Exhibit 99.1

Paris, Brussels, October 7, 2004

PRESS RELEASE

Following the MBIA press release, published today, that discussed MBIA’s exposure to Fort Worth Osteopathic Hospital and MBIA’s expected decline in third quarter 2004 originations, Dexia confirms that:

☐            FSA has no exposure to Fort Worth Osteopathic Hospital

☐            FSA third quarter 2004 originations are in line with last year third quarter originations.

Contact:	Investor Relations	Paris: +33 1 43 92 75 11